Exhibit 99.1

KLDiscovery Inc. Announces Third Quarter 2023 Financial Results

Year-over-year Quarterly Revenue Increases 6%, Net Loss Improves

34%, EBITDA Increases 173% and Adjusted EBITDA Increases 40%

Nebula Revenue Increases 100%

EDEN PRAIRIE, MN — November 8, 2023 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery technology solutions, announced today that revenue for the third quarter ended September 30, 2023 was $79.3 million versus $74.5 million in the third quarter of 2022. Net loss for the second quarter of 2023 was $(11.4) million compared to $(17.4) million in the third quarter of 2022.

EBITDA1 for the third quarter of 2023 was $13.9 million compared to $5.1 million in the third quarter of 2022, an increase of 173%. EBITDA as a percent of revenue improved to 18% in the third quarter of 2023 compared to 7% in the third quarter of 2022. Adjusted EBITDA1 (which excludes stock-based compensation, acquisition financing and transaction costs and other items as described below) for the third quarter of 2023 was $15.9 million compared to $11.3 million in the third quarter of 2022, an increase of 40%. Adjusted EBITDA as a percent of revenue improved to 20% in the third quarter of 2023 compared to 15% in the third quarter of 2022.

“We continued to generate outstanding financial results in the third quarter of 2023, with year-to-date results delivering a Company record of $260 million in revenue, our lowest cumulative net loss of $(20.5) million and a Company record Adjusted EBITDA of $57 million, which is 22% of revenues,” said Christopher Weiler, CEO of KLDiscovery Inc. “We achieved $79.3 million of revenue in the third quarter of 2023, a 6% increase compared to the third quarter of 2022. Additionally, in the third quarter of 2023, net loss improved 34%, EBITDA increased 173%, and Adjusted EBITDA was up 40% year-over-year. Our Q3 2023 gross margin was 50%, increasing from 45% in Q3 2022, and year-to-date gross margin was 51%, increasing from 47% year-to-date gross margin in 2022.”

Mr. Weiler continued. “The outstanding performance of Nebula in the third quarter of 2023, with a remarkable 100% increase in revenue, and a substantial 57% growth for the year to date, comes as no surprise to those closely involved with our platform. Nebula continues to challenge the competitive landscape, experiencing increasing adoption across all global regions. Our success is evidenced by the significant year-over-year growth in customers, matters handled, active data hosted, users, and repositories. As the foundational pillar of our technological infrastructure, Nebula has long leveraged sophisticated AI automation and machine learning. Our clients reap the benefits of what we believe is an unparalleled, integrated end-to-end eDiscovery platform. Additionally, the rave reviews for our Client Portal—a business intelligence platform providing instantaneous access to vital case information and metrics—highlight our commitment to delivering exceptional user experiences. The Client Portal provides clients with full visibility into matter performance and real-time financial insights, including work-in-progress estimates, performance to budget, matter/user activity reporting, and more. Through our tailored, purpose-built technology and unwavering world-class 24/7/365 customer service, we've secured a robust competitive edge in the market. This advantage is significantly fueling our financial results, underscoring our commitment to delivering exceptional service and innovation to our clients.”

2022-2023 Quarterly Results
(in millions)

	2022 (unaudited)				2023 (unaudited)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenue	81.9	75.2	74.5	85.8	90.7	90.0	79.3
Net loss	(9.6)	(11.2)	(17.4)	(5.0)	(4.5)	(4.7)	(11.4)
Net loss per share (basic and diluted)	$(0.22)	$(0.26)	$(0.41)	$(0.12)	$(0.11)	$(0.11)	$(0.26)
Weighted average outstanding shares (basic and diluted)	42.7	42.7	42.8	42.9	42.9	43.0	43.1
EBITDA (Non-GAAP)	11.3	9.7	5.1	18.3	18.2	18.5	13.9
Adjusted EBITDA (Non-GAAP)	14.1	12.4	11.3	20.4	20.9	20.1	15.9

1 Non-GAAP measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below for additional information and a reconciliation to the most directly comparable GAAP measure.

Exhibit 99.1

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, November 9, 2023, to discuss financial results for the third quarter 2023. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link:

https://conferencingportals.com/event/OpzKpVWo

Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (800) 770-2030 (from the U.S. and Canada) or (647) 362-9199 (from all other countries) using access code 55139 or visit the Investors section of the KLD website.

KLDiscovery Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)

Revenues	$79,336	$74,544	$260,002	$231,633
Cost of revenues	39,643	40,830	128,225	123,728
Gross profit	39,693	33,714	131,777	107,905
Operating expenses
General and administrative	14,932	16,768	46,832	48,703
Research and development	3,294	3,597	9,751	10,303
Sales and marketing	9,518	11,333	30,765	32,486
Depreciation and amortization	5,068	4,944	14,807	14,749
Total operating expenses	32,812	36,642	102,155	106,241
Income (loss) from operations	6,881	(2,928)	29,622	1,664
Other expenses
Other (expense) income	(6)	7	(8)	(7)
Change in fair value of Private Warrants	(51)	(140)	(559)	(826)
Interest expense	17,235	13,960	49,197	39,527
Loss before income taxes	(10,297)	(16,755)	(19,008)	(37,030)
Income tax provision	1,061	644	1,538	1,161
Net loss	$(11,358)	$(17,399)	$(20,546)	$(38,191)
Other comprehensive loss, net of tax
Foreign currency translation	(2,403)	(4,715)	(1,755)	(12,537)
Total other comprehensive loss, net of tax	(2,403)	(4,715)	(1,755)	(12,537)
Comprehensive loss	$(13,761)	$(22,114)	$(22,301)	$(50,728)
Net loss per share - basic and diluted	$(0.26)	$(0.41)	$(0.48)	$(0.89)
Weighted average shares outstanding - basic and diluted	43,086,267	42,791,540	42,989,413	42,732,003

Exhibit 99.1

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA, which are non-GAAP measures, to net (loss), the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” below for additional information on these measures, including why we believe they are useful to investors and certain limitations thereof.

KLDiscovery Inc.
Reconciliation of Non-GAAP Financial Matters
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net loss	$(11,358)	$(17,399)	$(20,546)	$(38,191)
Interest expense	17,235	13,960	49,197	39,527
Income tax provision	1,061	644	1,538	1,161
Depreciation and amortization expense	6,997	7,904	20,372	23,585
EBITDA	$13,935	$5,109	$50,561	$26,082
Acquisition, financing and transaction costs	593	2,638	2,708	5,561
Stock compensation and other	841	1,352	2,551	3,823
Change in fair value of Private Warrants	(51)	(140)	(559)	(826)
Restructuring costs	438	2,186	1,157	2,264
Systems establishment costs	132	189	469	839
Adjusted EBITDA	$15,888	$11,334	$56,887	$37,743

Note:

•
Acquisition, financing and transaction costs generally represent earn-out payments, rating agency fees and letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions and public offerings.
•
Stock compensation and other primarily represents portions of compensation paid to our employees and executives through stock-based instruments.
•
Change in fair value of Private Warrants relates to changes in the fair market value of the Private Warrants issued in conjunction with the December 2019 business combination.
•
Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges.
•
Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation.

Exhibit 99.1

KLDiscovery Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
Current assets
Cash and cash equivalents	$25,435	$32,629
Accounts receivable, net of allowance
for doubtful accounts of $2,875 and $5,403, respectively	98,114	95,727
Prepaid expenses	17,781	10,726
Other current assets	1,341	1,175
Total current assets	142,671	140,257
Property and equipment
Computer software and hardware	74,904	71,720
Leasehold improvements	25,842	25,869
Furniture, fixtures, and other equipment	2,204	2,209
Accumulated depreciation	(86,028)	(79,958)
Property and equipment, net	16,922	19,840
Operating lease right of use assets, net	9,646	12,412
Intangible assets, net	41,479	46,862
Goodwill	389,559	391,114
Other assets	8,910	8,957
Total assets	$609,187	$619,442
Current liabilities
Current portion of long-term debt, net	$289,715	$3,000
Accounts payable and accrued expense	32,249	25,009
Operating lease liabilities	6,185	7,850
Deferred revenue	2,682	4,536
Total current liabilities	330,831	40,395
Long-term debt, net	247,388	524,529
Deferred tax liabilities	8,414	7,793
Long term operating lease liabilities	7,015	10,340
Other liabilities	1,511	2,694
Total liabilities	595,159	585,751
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, shares authorized - 200,000,000 shares authorized;
43,086,267 and 42,920,136 issued and outstanding as of
September 30, 2023 and December 31, 2022, respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero issued and
outstanding as of September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	394,615	391,977
Accumulated deficit	(379,687)	(359,141)
Accumulated other comprehensive income	(904)	851
Total stockholders' equity	14,028	33,691
Total liabilities and stockholders' equity	$609,187	$619,442

Exhibit 99.1

KLDiscovery Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
	(unaudited)
Operating activities
Net loss	$(20,546)	$(38,191)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,372	23,585
Paid in kind and non-cash interest	16,390	14,874
Stock-based compensation	2,550	3,656
Provision for losses on accounts receivable	2,167	1,736
Deferred income taxes	629	728
Change in fair value of contingent consideration	—	21
Change in fair value of Private Warrants	(559)	(826)
Changes in operating assets and liabilities:
Accounts receivable	(4,622)	(3,828)
Prepaid expenses and other assets	(8,277)	(5,464)
Accounts payable and accrued expenses	(691)	6,791
Deferred revenue	(1,847)	(1,033)
Net cash provided by operating activities	5,566	2,049
Investing activities
Purchases of property and equipment	(8,534)	(10,498)
Net cash used in investing activities	(8,534)	(10,498)
Financing activities
Payments for capital lease obligations	(1,874)	(1,592)
Payments on long-term debt	(2,250)	(2,250)
Net cash used in financing activities	(4,124)	(3,842)
Effect of foreign exchange rates	(102)	(1,304)
Net decrease in cash	(7,194)	(13,595)
Cash and cash equivalents at beginning of period	32,629	46,468
Cash and cash equivalents at end of period	$25,435	$32,873
Supplemental disclosure:
Cash paid for interest	$33,216	$24,871
Net income taxes paid	$788	$486
Significant noncash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the condensed consolidated balance sheets	$133	$115

Exhibit 99.1

Investor Contact:

Dawn Wilson

(571) 424-0818

dawn.wilson@kldiscovery.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, and government agencies solve complex data challenges. With offices in 25 locations across 16 countries, KLDiscovery is a global leader in delivering best-in-class data management, information governance, and eDiscovery solutions to support the litigation, regulatory compliance, and internal investigation needs of clients. Serving clients for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack data management business, KLDiscovery delivers world-class data recovery, disaster recovery, email extraction and restoration, data destruction, and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte’s Technology Fast 500), and CEO Chris Weiler was a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. Visit www.kldiscovery.com to learn more.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding the benefits of KLDiscovery’s products and platform for its clients and the benefits to KLDiscovery of its competitive position are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: consequences of KLDiscovery’s substantial levels of indebtedness, including the pending maturity and potential acceleration thereof in June 2024, and its ability to repay its debt obligations as they become due or to secure alternative sources of financing; KLDiscovery’s potential failure to comply with privacy and information security regulations governing the client datasets it processes and stores; KLDiscovery’s ability to operate in highly competitive markets, and potential adverse effects of this competition; risk of decreased revenues if KLDiscovery does not adapt its pricing models; the ability to attract, motivate and retain qualified employees, including members of KLDiscovery’s senior management team; the ability to maintain a high level of client service and expand operations; potential issues with KLDiscovery’s product offerings that could cause legal exposure, reputational damage and an inability to deliver services; KLDiscovery’s ability to develop and successfully grow revenues from new products such as Nebula, improve existing products and adapt its business model to keep pace with industry trends; risk that KLDiscovery’s products and services fail to interoperate with third-party systems; potential unavailability of third-party technology that KLDiscovery uses in its products and services; potential disruption of KLDiscovery’s products, offerings, website and networks; difficulties resulting from KLDiscovery’s implementation of new consolidated business systems; the ability to deliver products and services following a disaster or business continuity event; disease or similar public health threat, such as COVID-19; potential unauthorized use of our products and technology by third parties and/or data security breaches and other incidents; potential intellectual property

Exhibit 99.1

infringement claims; and the ability to comply with various trade restrictions, such as sanctions and export controls, resulting from KLDiscovery’s international operations.

These risks and other factors discussed in the “Risk Factors” section of KLDiscovery’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC, could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We prepare financial statements in accordance with U.S. GAAP. We also disclose and discuss other non-U.S. GAAP financial measures such as EBITDA and adjusted EBITDA. Our management believes that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluating and comparing our operating performance against that of other companies in our industry.

Our management believes EBITDA and Adjusted EBITDA reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, equity compensation, acquisition and transaction costs, restructuring costs, systems establishment and costs associated with strategic initiatives which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review our U.S. GAAP financial measures and compare them with our EBITDA and adjusted EBITDA. The non-U.S. GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non-U.S. GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), extinguishment of debt, impairment losses, and depreciation and amortization. We view adjusted EBITDA as an operating performance measure and as such, we believe that the most directly comparable U.S. GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business as the exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•
Acquisition, financing and transaction costs generally represent earn-out payments, rating agency fees and letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions and public offerings. Because we do not acquire businesses or effect financings on a regular or predictable cycle, we do not consider the amount of these costs to be a representative component of the day-to-day operating performance of our business.
•
Stock compensation and other primarily represent portions of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards. Additionally, stock compensation is a non-cash expense. Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.
•
Change in fair value of Private Warrants relates to changes in the fair market value of the Private Warrants issued in conjunction with the Business Combination. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.

Exhibit 99.1

•
Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges. We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.
•
Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.